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                                                                  EXHIBIT 10.83


                             THE SPORTS CLUB COMPANY
                     11100 SANTA MONICA BOULEVARD, SUITE 300
                          LOS ANGELES, CALIFORNIA 90025



                                 March 26, 1998


VIA TELECOPIER: ORIGINAL BY FEDERAL EXPRESS

Mr. Brian J. Collins
MDP Ventures II LLC
1995 Broadway, 3rd Floor
New York, New York 10023

            Re:  THE SPORTS CLUB COMPANY, INC./PURCHASE OF LAND

Dear Brian:

               This letter agreement ("AGREEMENT") sets forth the basic terms and conditions under which The Sports Club Company, Inc. ("SCC") is granting to MDP Ventures II LLC ("MILLENNIUM") an irrevocable right and option (the "OPTION") to purchase certain undeveloped land located in La Jolla, California, more particularly described in Exhibit "A" attached hereto (the "LAND"), for a purchase price of Six Million Four Hundred Thousand Dollars (the "GROSS PURCHASE PRICE"). SCC is currently a party to a purchase agreement dated September 4, 1997, as amended (the "PURCHASE AGREEMENT"), under which SCC has the right to purchase the Land for the Gross Purchase Price, less a $425,000 cash deposit previously given to seller by SCC (the "DEPOSIT")(the "NET PURCHASE PRICE"), on or prior to April 12, 1998; if SCC fails to purchase the Land on or prior to April 12, 1998, or such other later date as shall be negotiated with the seller (such date being the "PURCHASE DEADLINE"), then SCC will forfeit $325,000 of the Deposit. A copy of the Purchase Agreement is attached hereto as Exhibit "B".

               1. GRANT AND EXERCISE OF OPTION; PAYMENT OF PURCHASE PRICE.

               (a) Subject to the terms and conditions of this Agreement, SCC hereby grants to Millennium, and Millennium hereby accepts, the Option to purchase and acquire the Land.

               (b) In consideration of its purchase of the Option, Millennium will pay to SCC the sum of Four Hundred Twenty Five Thousand Dollars ($425,000), which shall be paid on or before the "Option Exercise Date" (as hereinafter defined) by wire transfer to SCC's account or by certified or bank cashier's check payable to the order of SCC.

               (c) On or prior to the Option Exercise Date, SCC shall notify Millennium of the closing costs for which SCC is, or will be, obligated under the Purchase Agreement (the "CLOSING COSTS"). If Millennium elects, in its sole discretion, to exercise the Option, it shall




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Mr. Brian J. Collins
March 26, 1998
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notify SCC of such fact not less than five (5) days prior to the Purchase
Deadline (the "OPTION EXERCISE DATE") and shall transmit to SCC, or to the escrow agent or title company identified in the Purchase Agreement, in same-day funds, the full amount of the Net Purchase Price (plus all Closing Costs). SCC shall then be obligated to consummate the purchase of the Land, as nominee for Millennium, for the Purchase Price in accordance with the terms of the Purchase Agreement. If SCC is unable to direct that the grant deed transferring fee title to the Land be delivered directly to Millennium, then, simultaneously upon the consummation of its acquisition of the Land, SCC will transfer, for no consideration, fee title to the Land to Millennium on the same terms and conditions as are set forth in the Purchase Agreement. If, on the other hand, Millennium elects not to exercise the Option, then it shall so notify SCC of such decision on or before the Option Exercise Date. SCC represents and warrants to Millennium that if Millennium chooses not to exercise the Option, the Purchase Agreement provides that $100,000 of the $425,000 deposit is refundable to the purchaser thereunder.

               (d) If Millennium elects to exercise the Option and directs SCC to purchase and acquire the Land, Millennium may not sell all or any portion of the Land (including any improvements thereon, if the Land shall have been developed by Millennium or any other person or entity) for the six (6)-month period following the date (the "CLOSING DATE") the transactions contemplated by the Purchase Agreement shall have been consummated (the "STANDSTILL PERIOD"); except that, if SCC determines not to develop a health/fitness facility on the Land at any time prior to the expiration of the six-month period referred to in Paragraph 2(a) hereof, then the Standstill Period shall terminate and expire on the date of such written determination is delivered to Millennium.

               (e) During the Standstill Period, Millennium and SCC shall jointly investigate the feasibility of developing a health/fitness facility on the Land, including, without limitation, reviewing proposed architectural plans, construction budgets and schedules, zoning issues, environmental impact report issues and the like. In this regard, Millennium and SCC will analyze and discuss development strategies and alternatives, including the sale of the Land to a third party developer; development of the Land by Millennium (with or without a development partner) and leasing the Land and all improvements thereon (collectively, "PROPERTY"), to SCC on a "triple-net" lease basis; or financing the development of the Land by another person or entity (whether or not in conjunction with SCC and/or Millennium). To the extent financing or lease arrangements between Millennium and SCC are investigated, the parties shall negotiate the terms and conditions of such arrangements in good faith. However, both SCC and Millennium acknowledge and agree that no representations, warranties, promises or commitments have been made or relied upon by either party with respect to the feasibility of developing a health/fitness



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Mr. Brian J. Collins
March 26, 1998
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facility on the Land, or the availability of financing sources to fund any such development (if Millennium elects not to proceed with the development of a health/fitness facility on the Land).

               (f) In the event that SCC does not exercise the repurchase option pursuant to Paragraph 2(a) below (or, following exercise, defaults on its obligation to so repurchase) or enter into a transaction with Millennium to develop the Land during the Standstill Period, then Millennium shall be free to own, hold, sell or develop the Land in its sole and absolute discretion without any duty or obligation owing to SCC.

               (g) Anything herein to the contrary notwithstanding, from and after the date hereof up to the Closing Date, SCC shall furnish Millennium with copies of all correspondence, agreements and other documentation which shall be transmitted or received by SCC in connection with the Purchase Agreement, and SCC may not enter into any commitments or otherwise take any action relative to the transactions contemplated by the Purchase Agreement without the prior consent or approval of Millennium, which consent or approval may not be unreasonably withheld, delayed or conditioned.

               2. REPURCHASE OPTION.

               (a) Anything herein to the contrary notwithstanding, for the period commencing on the date hereof and continuing through the expiration of the Standstill Period, SCC shall retain the right, exercisable in its sole discretion, to purchase and acquire from Millennium the Land or the Property (if development of the Land shall have been commenced by Millennium or any third party during such period), for a purchase price equal to the sum of (i) $200,000; (ii) all costs and expenses paid or incurred by Millennium to purchase, acquire and carry the Land and, if applicable, to develop and construct thereon all improvements (collectively, "MILLENNIUM COSTS"), plus
(iii) a twelve percent (12%) return computed on all Millennium Costs, compounded annually (collectively, the "PROPERTY PURCHASE PRICE"). If SCC elects to exercise its repurchase right, in its sole discretion, then SCC shall notify Millennium of such fact prior to the expiration of the six-month period referred to in the first sentence hereof, which notice shall be binding and irrevocable.

               (b) Any notice by which SCC elects to purchase the Property shall specify a closing date, which shall be a business day not less than sixty (60) nor more than ninety (90) days after the date of such notice, and as to which time shall be of the essence as to SCC's obligation to close the transaction contemplated thereunder. Such transfer and conveyance shall be by grant deed, without covenant, and shall be subject to all exceptions to title then affecting the Property except for monetary financing liens placed upon Millennium's interest in the



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Mr. Brian J. Collins
March 26, 1998
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Property. The conveyance shall be completely "AS IS, WITH ALL FAULTS", and
Millennium shall make no representation or warranty in connection with such conveyance (including, for purposes of this Paragraph 2(b), that it is the understanding of the parties that SCC, and not Millennium, shall deliver any Title Affidavit required by SCC's title insurance company).

               (c) SCC shall be responsible for paying any transfer taxes (as well as any title charges or other miscellaneous closing expenses) payable in connection with any conveyance by Millennium to SCC pursuant to this Paragraph
2. Upon the conveyance of the Property to SCC pursuant to this Paragraph 2, SCC shall accept the Property in its then "as is" condition, and Millennium shall not be deemed to have made any representation or warranty, or to have assumed any ongoing responsibility of any kind whatsoever, in connection with any such conveyance.

               3. BROKERS AND FINDERS. Neither Millennium nor SCC, nor any person acting on behalf of either of them, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, agents' commissions, finders' fees or advisory fees in connection with the transactions contemplated hereby; and each party shall indemnify and hold the other harmless in respect of any "Damages" (as defined in Paragraph 4(a) hereof) arising out of any agreements, arrangements or understandings claimed to have been made by such party, or any person acting on its behalf, with any third party.

               4. INDEMNIFICATION.

               (a) SCC shall indemnify and hold Millennium and/or its "Affiliates" (as hereinafter defined) (the "Millennium Indemnified Parties" and each individually a "Millennium Indemnified Party") harmless from and against any and all claims, losses, causes of action, expenses, losses, damages and/or liabilities, including reasonable attorney's fees and out-of-pocket disbursements (collectively, "DAMAGES") incurred or suffered by any Millennium Indemnified Party, relating to or arising out of (i) the breach by SCC of any term or provision of this Agreement; (ii) the breach by SCC of any term or provision of the Purchase Agreement prior to the date hereof; and/or (iii) if Millennium elects to exercise the Option and purchase the Land, any matters relating to title (including liens or encumbrances affecting the Land and any easements or recorded documents affecting the Land) and/or all liability and actions resulting therefrom due to environmental contamination on or about the Land. Promptly after receipt by a Millennium Indemnified Party of notice of the commencement of any action, such party will, if a claim in respect thereof is to be made against SCC under this Paragraph 4(a), notify SCC in writing of the commencement thereof. In case any such action is brought against any


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Mr. Brian J. Collins
March 26, 1998
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Millennium Indemnified Party and such Millennium Indemnified Party notifies SCC of the commencement thereof, SCC will be entitled to participate therein.

               (b) Millennium shall indemnify and hold SCC and/or their Affiliates (the "SCC Indemnified Parties" and each individually a "SCC Indemnified Party") harmless from and against any and all Damages incurred or suffered by any SCC Indemnified Party arising out of (i) the breach by Millennium of any term or provision of this Agreement, and/or (ii) the acquisition, ownership, development and operation of the Land and Property (if any improvements shall be developed and constructed thereon by Millennium), it being understood that this clause (ii) shall only apply to events not resulting from any act or omission on the part of SCC or any affiliate thereof. Promptly after receipt by an SCC Indemnified Party of notice of the commencement of any action, such party will, if a claim in respect thereof is to be made against Millennium under this Paragraph 4(b), notify Millennium in writing of the commencement thereof. In case any such action is brought against an SCC Indemnified Party and such SCC Indemnified Party notifies Millennium of the commencement thereof, Millennium will be entitled to participate therein.

               (c) In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any person or entity (a "THIRD PARTY CLAIM") against the Indemnified Party, such Indemnified Party must notify the indemnifying party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by such Indemnified Party of written notice of the Third Party Claim, and shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

               (d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof (provided no actual or potential conflict of interest exists with respect to such assumption) and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If such counsel shall determine that a conflict exists between the Indemnifying and Indemnified Parties, or that one or more defenses are available to one and not to the other, then the Indemnified Party shall have the right to engage counsel of its choice, at the Indemnifying Party's expense, subject to the Indemnifying Party's prior approval of such


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Mr. Brian J. Collins
March 26, 1998
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counsel. Should the Indemnifying Party so elect to assume the defense of a Third
Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof.
Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

               (e) As used herein the term "Affiliate" means, with respect to any person: (i) any person who is an "affiliate" of such person as defined in Rule 12b-2 of the SEC under the Securities and Exchange Act of 1934, as amended,
(ii) any family member of such person, and (iii) any person who is a director, officer or partner or holds a similar position with such entity or any entity in which such person has a 10% or greater equity or profit interest.

               5. MISCELLANEOUS PROVISIONS.

               (a) SCC and Millennium hereby covenant and agree to use their respective best efforts to perform each of their obligations hereunder, to execute and deliver any and all agreements, instruments, certificates and other documents and to satisfy all other conditions set forth in this Agreement in order to effectuate the purpose and intent of this Agreement.

               (b) This Agreement is binding on, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors, permitted assigns and legal representatives; provided that, neither this Agreement, nor any right, duty or interest therein, may be assigned by either party hereto without the prior written consent of the other party, except that, Millennium shall have the right to assign its right and duties hereunder to an Affiliate of Millennium that is controlled by Christopher M. Jeffries or jointly controlled by Christopher M. Jeffries and Goldman Sachs & Co. (or any of its Affiliates). Except as set forth herein, this Agreement is for the benefit of the parties hereto, and no other person or entity shall have any rights or interest in this Agreement.



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Mr. Brian J. Collins
March 26, 1998
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               (c) All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy, messenger or air courier, or seventy two (72) hours after deposit in the U.S. Mails, mailed by certified or registered first class mail, postage prepaid, return receipt requested, and duly addressed to the party to whom the same is to be given or made:

               If to Millennium, to:

               MDP Ventures II LLC
               1995 Broadway, 3rd Floor
               New York, New York  10023
               Telecopier No.: (212) 579-0662

               Attn: Brian Collins

               With a copy to:

               Eric Landau, Esq.
               Battle Fowler LLP
               Park Avenue Tower
               75 East 55th Street
               New York, New York  10022
               Telecopier No.: (212) 856-7805

               If to SCC, to:

               The Sports Club Company, Inc.
               11100 Santa Monica Blvd., Suite 300
               West Los Angeles, California 90025
               Attention:  John Gibbons, President
               Telecopier No.: (310)479-5740



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Mr. Brian J. Collins
March 26, 1998
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               With a copy to:

               Ronald K. Fujikawa, Esq.
               Kinsella, Boesch, Fujikawa & Towle LLP
               1901 Avenue of the Stars, 7th Floor
               Los Angeles, California  90067
               Telecopier No.: (310)284-6018

Any party may change its address or facsimile number for purposes of this
Section 5(c) by giving notice to the others in accordance with the terms hereof.

               (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               (e) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts entered into and to be wholly performed therein.

               (f) If either party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action shall be entitled to its attorneys' fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

               (g) This Agreement (together with all Exhibits attached hereto, which are incorporated herein by this reference) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

               (h) Except as otherwise specifically provided herein, each party shall bear its own costs in connection with the transactions contemplated hereby.

               (i) Each of Millennium and SCC have participated in the negotiation and drafting of this Agreement. Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.


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Mr. Brian J. Collins
March 26, 1998
Page 9


               If the foregoing is acceptable to you, please date and sign the enclosed copy of this letter and return it to me.

                                   Very truly yours,

                                   THE SPORTS CLUB COMPANY, INC.


                                   By: /s/ John Gibons
                                      ------------------------------------
                                           John Gibbons, President

               Agreed and accepted on the date of this letter at New York, New York.


                                   MDP VENTURES II LLC

                                   By: MILLENNIUM DEVELOPMENT PARTNERS L.P.

                                   By: MILLENMIUM DEVELOPMENT ASSOCIATES L.P.

                                   By: MILLENNIUM DEVELOPMENT CORP.


                                   By: /s/ Brian J. Collins
                                      ------------------------------------
                                           Brian J. Collins,
                                           Authorized Officer